EXHIBIT 23.1
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                          CONSENT OF KPMG LLP



The Board of Directors
Jones Lang LaSalle Incorporated:


We consent to the use of our report dated January 26, 2001, except as to note 3 which is as of March 16, 2001, with respect to the consolidated financial statements and schedule of Jones Lang LaSalle Incorporated and its subsidiaries as of December 31, 2000 and 1999 and for the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Jones Lang LaSalle Incorporated, incorporated by reference in the Registration Statement on Form S-8.




                                  /s/ KPMG LLP



Chicago, Illinois
September 21, 2001